Dear Fellow Shareholders,

Prior to joining NeuroOne, I received a great deal of feedback from neurosurgeons and industry experts that electrode technology for procedures remained largely unchanged for decades. Despite numerous attempts by companies to develop thinner, more flexible electrodes that could provide less invasive, safer and potentially more efficacious options for patients, the technology failed to advance for a variety of reasons. Traditional approaches with current diagnostic electrodes require multiple surgeries, more invasive procedures, and extended or resulted in additional hospital stays – reasons that cause many patients to forego treatment entirely. When we founded NeuroOne, we set out to solve these fundamental problems. Today, I'm pleased to report that we have made great progress on achieving these goals in 2024.

The first major milestone in 2024 was receiving FDA 510(k) clearance of our OneRF® Ablation System, which we believe represents a true paradigm shift in epilepsy treatment. Before the OneRF System, treating drug-resistant epilepsy was a lengthy, multi-staged process. Patients first underwent surgery to implant electrodes that would identify the brain tissue causing seizures. After gathering enough data, they would return home, only to come back months later for a second surgery to remove the problematic tissue. If seizures persisted, a third surgery might be needed. OneRF fundamentally changes this approach. Our system, using the added safety of temperature control, allows surgeons to identify problematic brain tissue and treat it using the same device, in a single hospital stay. Even better, the device continues monitoring brain activity after treatment, letting surgeons perform additional ablations if needed - all without requiring another hospitalization. In April, we initiated a limited launch of the system in five prominent centers in the United States. We are extremely pleased to announce that every patient in our limited launch has achieved either seizure freedom or significant reduction in their frequency and severity, with the overwhelming majority achieving freedom. More importantly, they achieved these results with one hospitalization with the ablation procedure performed at their bedside, rather than requiring multiple surgeries that are all performed in an operating room. It's a tremendous accomplishment that demonstrates the power of our electrode technology platform and validates that we have met our objectives for this type of condition. We recently posted a LinkedIn article highlighting an 18-year-old patient that was treated with the OneRF system in our limited launch. She suffered from having up to 10 seizures every evening that began in 2020. I am ecstatic to report that she has been completely seizure free for 4 months since receiving treatment with our OneRF system.


MAYO
CLINIC
STRONG

NeuroOne AES 2024 ANNUAL MEETING December 6-10 | Los Angeles, CA

We also strengthened our partnership with Zimmer Biomet, by recently expanding our 2020 distribution agreement to include the OneRF system. We believe that there remains strong synergy with Zimmer's robotic platform as well as their large commercial sales force. We expect this relationship will provide meaningful revenue and improved profitability for NeuroOne.

Our product portfolio now includes three FDA-cleared families: Evo® Cortical Electrode, Evo® sEEG Depth Electrode, and our breakthrough OneRF® Ablation System - the first and only FDA 510(k)-cleared device using the same sEEG electrode for both diagnostic and therapeutic applications. The OneRF system represents a true paradigm shift: neurosurgeons can now utilize the same electrode to identify and ablate problematic brain tissue, with the security of temperature control. This revolutionary technology is intended to offer patients the potential to be diagnosed and treated in a single hospital stay, eliminating the trauma of multiple surgeries and hospitalizations. For the millions suffering from drug-resistant epilepsy, this offers the potential of a less intimidating treatment process. Many patients who previously declined treatment due to the burden of multiple surgeries and hospitalizations now have a potentially simpler option. We're not just satisfied to be the first to market with this capability; we've created a new standard of care which we hope patients that desperately need this treatment will take advantage of.

Epilepsy is just the beginning. Our electrode technology platform has promising potential applications in drug delivery, pain management and other brain related diseases such as Parkinson's disease. We've completed the design freeze of our drug delivery system, which offers precise delivery of therapeutic agents into the brain and monitoring to illustrate any changes after delivery of the agent. For pain management, we have developed a spinal cord stimulation system that allows the device to be placed through a needle in the skin, avoiding a surgical incision. To date, the electrode has shown excellent results in animal studies and cadaver trials, positioning us to enter a massive market with a potential strategic partner, with yet another unique technology.

When you consider the market size for all the indications we are pursuing, they are either already generating billions in revenue or have the market potential to do so.

Before I dive into our vision for this year and beyond, I would now like to share with you the key milestones we achieved in 2024:

Fiscal Year 2024 Highlights

- **FDA Clearance and Successful Limited Launch of OneRF Ablation System:**

  Our December 2023 FDA 510(k) clearance marked a significant first - the only system, using the same sEEG electrode, cleared to both record brain activity and ablate tissue with temperature control. To date, the results from our limited launch have been remarkable: every patient treated has achieved either seizure freedom or significant reduction in seizure frequency and severity, with one hospitalization and the ablation performed at the patient's bedside. Global revenue for brain ablation currently is approximately $100 million, but we believe the true opportunity is far larger given there are millions of patients that currently elect not to have surgeries. With approximately one million drug-resistant epilepsy patients in the U.S. alone, our ability to reduce treatment from multiple surgeries to a single hospitalization could dramatically expand the number of patients who opt for this surgery. I also believe that our distribution agreement with Zimmer Biomet offers the potential to rapidly scale adoption throughout the United States.


OneRF™
NeuroOne
01:52
80
0.50
650

- **Development of Facial Pain Ablation System:**

  One of our goals is to leverage our OneRF ablation generator for use in other parts of the body for pain management. I'm pleased to report that we've completed the development of a system for treating debilitating facial pain attributed to the trigeminal nerve. With development complete, we're targeting FDA 510(k) submission in the first half of 2025 - a natural expansion that serves the same neurosurgeons that perform epilepsy surgery.

- **Advancement of Drug Delivery Platform:**

  We also completed a design freeze for our drug delivery system. By leveraging our sEEG expertise, we've developed a .8 mm electrode that offers a large internal diameter lumen to facilitate cannula placement for therapy delivery. A unique benefit of the technology is that it is not only capable of delivering the therapy but also recording changes in the brain that may be attributed to the efficacy of the therapy. Another unique benefit is that the device can be placed without the time or cost associated with MRI guidance - a significant advantage over current approaches. Going forward, we will be initiating preparation of a 510(k) application for the system as well as developing a miniaturized device for use in preclinical research.


Pre-Drug Delivery
Record Brain Activity
with sEEG Electrode(s)
(typically a few days
to a week)
Drug Delivery
Via Cannula Inserted
in sEEG Electrode
(bedside or in OR)
Post-Drug Delivery
Record Brain Activity
with sEEG
Electrode(s)
(up to 30 days after
sEEG implant)

- **Progress in Spinal Cord Stimulation for lower back pain:**

  As a reminder, this program involves the development of an electrode that is visibly similar to a cortical electrode that can be rolled up and delivered through a needle in the lower back. Competing devices look very similar to our sEEG electrodes and do not provide the breadth of simulation coverage in the lower back that a cortical-like electrode can. The main issue that we are attempting to solve is that devices as large as a cortical electrode are too thick to place through a needle and must be delivered through a surgical incision. Our goal was to be able to place a cortical-like electrode through a needle sized instrument without the need for a surgical incision. Similar to our other electrodes, this device is also capable of performing multiple functions by providing both recording and stimulation capabilities. In 2024, we achieved a number of key milestones with this project. We completed three acute large animal studies and demonstrated superior coverage in the spine while maintaining or reducing power requirements compared to commercially available electrodes - a critical differentiator. Our advisory board members also successfully placed the electrode in less than five minutes in additional studies, which is comparable with the sEEG sized devices, a major accomplishment. We also filed two new patent applications to strengthen our intellectual property position around electrode connectivity and implantation methods. With additional testing planned for 2025, we're methodically advancing this program toward first-in-human studies.

NeuroOne's Thin Film SCS Lead



Smart Design and Flexible Build	Deploys through a needle	Ultra Low Profile on Spinal Cord	Deeper Electric Field Reach

- **Multiple scientific publications and presentations completed:**

  We presented numerous papers, abstracts and presentations on our OneRF ablation system, percutaneous lead spinal cord stimulation system and drug delivery system at the following conferences: American Epilepsy Society (AES), Society for Neuroscience (SFN), Congress of Neurosurgeons (CNS), Business of Pain, American Society for Stereotactic and Functional Neurosurgery (ASSFN), American Society of Gene & Cell Therapy (ASGCT), American Association of Pharmaceutical Scientists (AAPS-NBC), International Neuromodulation Society's (INS) 16th World Congress, Gordon Research Conferences: Neuroelectronic Interfaces, North American Neuromodulation Society (NANS). We continue to gain additional exposure with all of our electrodes and anticipate continuing expanded exposure at these meetings as we continue to gain more experience with this exciting platform technology.

- **Strengthened Financial Position:**

  In fiscal year 2024, we continued to make progress on the Company's balance sheet despite the challenging financial markets. The Company raised $7.6M with net proceeds of approximately $7.2M which were very cost-effective transactions as compared to traditional financings. In addition, operating expenses decreased $900k in fiscal 2024, including $400k in the fourth quarter as compared to the fourth quarter of fiscal 2023. We will continue to seek cost-effective and non-dilutive means to raise additional funds as required although we anticipate that our projected revenue and margin increases will reduce the needs on a forward-looking basis.

Looking Ahead to 2025 and Beyond

We're positioned for significant growth across multiple fronts. Our product revenue guidance of $8-10 million reflects not just growing adoption of our current products, but also the early stages of what we believe will be a multi-year growth trajectory. This projection, which doesn't include potential revenue from our facial pain system (if cleared by the FDA this year) or strategic partnerships, represents just a fraction of our addressable markets.

With Zimmer Biomet's full commercial launch of OneRF, we expect to see accelerating adoption among neurosurgeons who have been waiting for a tool capable of performing both diagnostic and therapeutic functions for epilepsy patients. Our margin guidance of 47%-51% reflects manufacturing efficiencies and economies of scale, setting the stage for our path to profitability.

In 2025, we will be focused on the following objectives:

- Expand our core epilepsy business through the OneRF launch and leverage our OneRF generator by developing electrodes for other applications in the body. We plan on submitting a 510(k) to the FDA in the first half of calendar 2025 for an electrode that treats severe facial pain by ablating the trigeminal nerve. This condition is also treated by the same neurosurgeons that perform ablations in the brain for patients suffering with epilepsy.

- Next, we're advancing our drug delivery platform toward a future FDA 510(k) submission. The ability to deliver therapeutic agents precisely while monitoring brain activity has attracted interest from potential strategic pharma and biotech companies. This market alone could dwarf our other current opportunities.

- We will continue to perform additional testing on our spinal cord stimulation system with the future goal of progressing towards first-in-human trials. Our early testing suggests we can deliver a cortical-like electrode percutaneously in less than 5 minutes that provides greater coverage than sEEG like devices. There is also the potential that the technology will require equivalent or lower energy requirements than current technologies - a compelling value proposition in a $3 billion existing market.

In closing, I want to thank the patients who trust our technology, the physicians who champion it, and you, our shareholders, who support our vision. We're building NeuroOne for the long term, focused on developing technologies that truly matter for patient care. We've built a strong foundation for growth through careful financial management and strategic partnerships. The progress we've made in 2024 has only strengthened my conviction in our ability to transform neurosurgical care.

On behalf of our Board of Directors and employees, I thank you for your continued support of NeuroOne and our mission to transform neurosurgical care. I wish you and your family a wonderful 2025.

Sincerely,

Dave Rosa

President and Chief Executive Officer
NeuroOne Medical Technologies Corporation

Forward Looking Statements

This letter may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Except for statements of historical fact, any information contained in this letter may be a forward–looking statement that reflects NeuroOne's current views about future events and are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In some cases, you can identify forward–looking statements by the words or phrases "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "forecasts," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue, "focused on," "committed to" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. Forward–looking statements may include statements regarding fiscal year 2025 guidance, including expectations for significant product revenue growth and margin expansion, potential milestone payments, business strategy, market size, potential growth opportunities, future operations, future efficiencies, and other financial and operating information. Although NeuroOne believes that we have a reasonable basis for each forward-looking statement, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Our actual future results may be materially different from what we expect due to factors largely outside our control, including risks that our strategic partnerships may not facilitate the commercialization or market acceptance of our technology; whether due to supply chain disruptions, labor shortages or otherwise; risks that our technology will not perform as expected based on results of our pre-clinical and clinical trials; risks related to uncertainties associated with the Company's capital requirements to achieve its business objectives and ability to raise additional funds; the risk that we may not be able to secure or retain coverage or adequate reimbursement for our technology; uncertainties inherent in the development process of our technology; risks related to changes in regulatory requirements or decisions of regulatory authorities; that we may not have accurately estimated the size and growth potential of the markets for our technology; risks relate to clinical trial patient enrollment and the results of clinical trials; that we may be unable to protect our intellectual property rights; and other risks, uncertainties and assumptions, including those described under the heading "Risk Factors" in our filings with the Securities and Exchange Commission. These forward–looking statements speak only as of the date of this letter and NeuroOne undertakes no obligation to revise or update any forward–looking statements for any reason, even if new information becomes available in the future.

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